Calculation of Filing Fee Tables
S-8
Dragonfly Energy Holdings Corp.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share	Other	483,148	$ 2.54	$ 1,227,195.92	0.0001381	$ 169.46
2	Equity	Common stock, $0.0001 par value per share	Other	120,787	$ 2.54	$ 306,798.98	0.0001381	$ 42.37
Total Offering Amounts:						$ 1,533,994.90		$ 211.83
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 211.83
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the Registrant's 2022 Omnibus Equity Incentive Plan (the "2022 Plan") and under the Registrant's Employee Stock Purchase Plan (the "ESPP") in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration that increases the number of the outstanding shares of the Registrant's common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein, as these amounts may be adjusted as a result of stock splits, stock dividends, antidilution provisions, and similar transactions. (2) Pursuant to Rules 457(c) and (h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based on the average of the high and low sales price, $2.61 and $2.47, respectively, of the Registrant's common stock as reported on the Nasdaq Capital Market on February 27, 2025. (3) Represents an automatic annual increase on January 1, 2026, to the number of shares of the Registrant's common stock reserved for issuance under the 2022 Plan, which annual increase is provided for in the 2022 Plan.

[2]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the Registrant's 2022 Omnibus Equity Incentive Plan (the "2022 Plan") and under the Registrant's Employee Stock Purchase Plan (the "ESPP") in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration that increases the number of the outstanding shares of the Registrant's common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein, as these amounts may be adjusted as a result of stock splits, stock dividends, antidilution provisions, and similar transactions. (2) Pursuant to Rules 457(c) and (h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based on the average of the high and low sales price, $2.61 and $2.47, respectively, of the Registrant's common stock as reported on the Nasdaq Capital Market on February 27, 2025. (4) Represents an automatic annual increase on January 1, 2026, to the number of shares of the Registrant's common stock reserved for issuance under the ESPP, which annual increase is provided for in the ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A